                                   EXHIBIT 21

                         LIST OF OPERATING SUBSIDIARIES

        NAME OF COMPANY                                             JURISDICTION OF ORGANIZATION
Cannondale Europe B.V............................................   Netherlands
Cannondale Japan KK..............................................   Japan
Cannondale Australia Pty Limited.................................   Australia